UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of principal executive offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman of the Board of Directors

On April 5, 2011, James Whyte resigned from his position as the Chairman and member of the board of directors of Next 1 Interactive, Inc. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Whyte’s resignation letter is attached hereto as Exhibit 16.1 and incorporated herein in its entirety by reference.

Appointment of Chairman of the Board of Directors

On April 15, 2011, pursuant to a resolution adopted at a meeting (the “Meeting”) of the Company’s board of directors (the “Board”), the Board appointed William Kerby as the Board’s new Chairman.  Prior to Mr. Kerby’s appointment, he served as the Board’s Vice Chairman.  Mr. Kerby is also the Company’s Chief Executive Officer.

William Kerby, age 53, Chairman, Chief Executive Officer

Since 2004, Mr. Kerby has served as the Chief Executive Officer of the Company and Extraordinary Vacations Group, and has overseen the development and operations of both the Travel and Media divisions of the Company.  Travel operations include (i) Cruise & Vacation Shoppes: a consortium of nearly 200 cruise agencies; (ii) Maupintour Extraordinary Vacations: a tour and media operation; (iii) the Travel Magazine: a TV series of 160 travel show; (iv) R&R TV Network; and (v) HomesTV on Demand: a real estate video on demand TV network (formerly Home Preview Channel).  From 2002 to 2004, Mr. Kerby was Chairman of Cruise & Vacation Shoppes, after it was acquired by a small group of investors and management from Travelbyus.  In June 2004, Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group.  From 1999 to 2002, Mr. Kerby served as the Founder of Travelbyus, a publicly traded company.  The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products.  Mr. Kerby negotiated the acquisition and financing of 21 companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model.  The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million.  Mr. Kerby received his specialized honors B.A. in economics from York University in Toronto, Ontario, Canada.

Family Relationships

Mr. Kerby does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Resignation Letter of James Whyte, dated as of April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Dated: April 18, 2011	By:	/s/ William Kerby
William Kerby
Chief Executive Officer